Exhibit 10.17

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Agreement”), dated as of March 6, 2020, is being entered into among Sylios Corp (the “Assignor”) and Armada Capital Partners, LLC (the “Assignee”).

WHEREAS, pursuant to a Securities Purchase Agreement dated January 13, 2020 (the “SPA”) between the Assignor as Purchaser and Deep Green Waste and Recycling, Inc. a Wyoming corporation, as Company (the “Company”) the Assignor is the holder of a convertible note, dated January 13, 2020 in the principal amount of $23,000 issued by the Company (the “Note”) and warrant to purchase 262,500 shares of the Company’s common stock (the “Warrant”) and the Company and Assignor are party to a Registration Rights Agreement dated June 13, 2020 (the “RRA”);

WHEREAS, the Assignor desires to assign the Note, Warrants, all its rights under the SPA and all its rights under the RRA (the “Assigned Interests”) to the Assignee;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 The Closing. Subject to the terms and conditions set forth in this Agreement, the Assignor hereby sells, assigns, conveys, and transfers to the Assignee the Assigned Interests, for a cash purchase price of $10,000.00 (the “Cash Purchase Price”) and cancellation of an Amended and Restated Replacement Convertible Noe dated February 12, 2019 in the principal amount of $21,5000 issued by the Assignor to the Assignee (together with the Cash Purchase Price, the “Purchase Price”), payable to the Assignor at closing. The closing of the purchase and sale of the Assigned Interests (the “Closing”) shall take place at the offices of Grushko & Mittman, P.C. The date of the Closing is hereinafter referred to as the “Closing Date.” In the event the Closing Date (including receipt of payment by the Assignor) occurs after March 11, 2020, then the Assignor may elect to cancel this Agreement.

1.2 Deliveries. At the Closing, the parties shall deliver or shall cause to be delivered the following to the other parties:

(A) Assignor shall deliver the Acknowledgment of the Company annexed hereto as Exhibit B; and

(B) Assignee shall deliver the Purchase Price via wire pursuant to instructions provided by the Assignor.

1

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Assignor. The Assignor hereby makes the following representations and warranties:

(A) Authorization; Enforcement. The Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Assignor and the consummation by him of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms.

(B) Ownership. The Assignor owns and is selling, assigning, conveying and transferring to the Assignee all of his right, title and interest to the Assigned Interests, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Assigned Interests shall vest in Assignee, free of all liens and other charges.

(C) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by the Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignor or any of the Assignor’s properties or assets, the violation of which would have a material adverse effect upon the Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignor is a party or by which the Assignor or any of the Assignor’s properties or assets may be bound which would have a material adverse effect upon the Assignor except for the consent of the Company which is being given by the Company in Section 2.3(A) of this Agreement.

(D) Assignor Status. The Assignor is not now and has not been for the previous three (3) months an affiliate or control person of the Company.

2.2 Representations and Warranties of the Assignee. Assignee represents and warrants as follows:

(A) Due Diligence. Assignee acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence it requires in order to satisfy itself to enter into this Agreement and perform its obligations hereunder.

2

(B) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by Assignee, nor the consummation by Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof or any other jurisdiction applicable to Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof or any other jurisdiction applicable to Assignee, or any judgment, order, writ, decree or injunction applicable to Assignee or any of its properties or assets, the violation of which would have a material adverse effect upon Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignee is a party or by which Assignee or any of its properties or assets may be bound which would have a material adverse effect upon Assignee.

(C) Assignee (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Assignee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Assignor concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Assignee; (iv) is in a financial position to hold the Assigned Interests for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(D) Assignee understands that the Assigned Interests has not been registered under applicable state or federal securities laws and is purchasing the Assigned Interests pursuant to an exemption from the registration requirements of the Securities Act.

ARTICLE III

GENERAL MATTERS

3.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Assignor, to:	501 1st Ave N., Suite 901
St. Petersburg, FL 33701

(b)	If to the Assignee, to:	7703 Springfield Lake Drive
Lake Worth, FL 33467

or to such other address as any of them shall give to the others by notice made pursuant to this Section 3.1.

3

3.2. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

3.3. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

3.4. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

3.5. Agreement. Each of the undersigned states that he or it has read the foregoing Agreement and understands and agrees to it.

3.6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4

3.7. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.8. No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

3.9. Construction. The article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3.10. Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

5

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNEE

Armada Capital Partners, LLC

/s/ Gabriel Berkowitz
By: Gabriel Berkowitz
Its: Managing Member

ASSIGNOR

Sylios Corp

/s/ Jimmy Wayne Anderson
By: Jimmy Wayne Anderson
Its: President

6